UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 1, 2015

FORCE PROTECTION VIDEO EQUIPMENT CORP.

F/K/a Enhance-Your-Reputation.com, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-174404	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

140 Iowa Lane, Suite 101 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFNITIVE AGREEMENT

On August 25, 2015, Force Protection Video Equipment Corp.  (the “Company”) executed a Securities Purchase Agreement (the “EMA SPA”) with EMA Financial, LLC  (“EMA”) providing for the purchase of a Convertible Promissory Note bearing interest at 8% per annum in the principal amount of $105,000 due August 25, 2016 (the “EMA Note”). The EMA Note included a $10,995 Original Issue Discount (“OID”). The EMA SPA and the EMA Note were signed on August 25, 2015 and the EMA Note was funded on September 1, 2015, with the Company receiving net proceeds of $80,005.00, (net of the OID, a finders fee of $9,500 and a due diligence fee of $5,000). The funds will be used for used for general corporate purposes.

The EMA Note can be prepaid, at redemption premiums ranging from 125% to 140%, until 90 days following the issuance date of the EMA Note, after which the Company has no right of repayment. The EMA Note is convertible at a price per share equal to 60% of the lowest sales price of the Company’s common stock on the principal market during the 20 consecutive trading days immediately preceding the conversion date.  If, at any time while the EMA Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is less than the conversion price in effect on the date of such issuance of shares of common stock, then EMA’s conversion price will be reduced to the amount of the consideration per share received for such issuance.

The EMA Note contains certain covenants and restrictions including, among others, that for so long as the EMA Note is outstanding, the Company will not pay dividends or dispose of certain assets, and that the Company will maintain its listing on the  over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the EMA SPA and the EMA Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 3.02

UNREGISERED SAKE OF EQUITIES SECURITIES

The information set forth in Item 1.01 is incorporated herein by reference. The issuance of the securities set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient in each transaction; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipients of the notes were accredited investors.

Item 9.01 Exhibits

Exhibit Number

Description

10.1

Form of Securities Purchase Agreement

10.2

Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection Video Equipment Corp.
(Registrant)

By:	/s/ Paul Feldman
Paul Feldman, President

Dated: September 2, 2015